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EXHIBIT 10.9

                                VOTING AGREEMENT

DATE: December 20. 2000

     The shareholders of the company agree that Philip C. La Puma, shareholder, officer and director and Michael F. Pope, shareholder, officer and director of Tenth Street Inc. agree to vote in concert with Time Lending California's board of directors. This will allow joint board meetings with Time Lending's board of directors with all matters affecting Time Management to be determined by Time Lending's Board of Directors.

                                         Signed: /s/ Philip C. La Puma
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                                                 Philip C. La Puma,

Dated: December 20, 2000                         /s/ Michael F. Pope
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                                       Time Lending by Michael F.Pope, President